UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2021

Digital Development Partners, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52828	98-0521119
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3505 Yucca Drive, Suite 104, Flower Mound, Texas 75028

(Address of principal executive offices, including zip code)

(833) 223-4204

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement. Effective December February 3, 2021, we entered into a securities purchase agreement (the “SPA”) with SE Holdings, LLC (“SEH”), pursuant to which SEH purchased a $121,000 face amount promissory note, with OID of $15,000, that bears interest at 9% per annum, with principal and interest payable in eight equal monthly payments of $15,125 beginning in August 2021. We have the right to repay such promissory note at any time. Should we default on such promissory note, it becomes convertible into shares of our common stock at a conversion price equal to the lesser of the lowest closing bid price of our commons stock for the trading day immediately preceding either (a) the delivery of a notice of default, (b) the delivery of a notice of conversion resulting from such default or (c) the issue date of such promissory note. In addition, we issued 2,000,000 shares of our common stock to SEH as a commitment fee, which shares were valued at $0.0462 per share, or $92,400, in the aggregate. The proceeds obtained from this loan transaction will be used in our previously disclosed distribution-asset acquisition with Raghorn Wholesale. In this regard, please see the information contained in our Current Report on Form 8-K filed with the SEC on January 7, 2021, which is incorporated herein by this reference.

The MiteXstream Agreement. At its inception, our now-subsidiary, Black Bird Potentials Inc. (“Black Bird”), entered into a Distribution and Private Label Agreement (the “Original Agreement”) with Thoreauvian Product Services, LLC (“TPS”), a company owned by Touchstone Enviro Solutions, Inc. (“Touchstone”), which is controlled by three of our directors, Fabian G. Denault, L. A. Newlan, Jr. and Eric Newlan, relating to Black Bird’s rights with respect to an EPA-registered biopesticide known as “MiteXstream.”

Effective February 3, 2021, Black Bird entered into a Manufacturing, Sales and Distribution License Agreement (the “MiteXstream Agreement”) with Touchstone, which replaced the Original Agreement and served to expand Black Bird’s rights with respect to MiteXstream. The MiteXstream Agreement contains the following important provisions as compared to the Original Agreement:

	MiteXstream Agreement	Original Agreement
Term	December 31, 2080	Initial terms of 10 years, with one 10-year renewal term
Territory	Worldwide Exclusive (1)	United States and Canada
Royalty	$10.00 per gallon manufactured	Effective royalty of an estimated $50 per gallon
Minimums	2,500 gallons of concentrate manufactured per year (2)	$20,000 of product per year
Sublicensing	Right to sublicense granted	No right to sublicense
Trademarks	For no extra consideration, rights granted to use “MiteXstream” and “Harnessing the Power of Water”	For no extra consideration, rights granted to use “MiteXstream”

___________

(1)	Exclusivity ends and becomes non-exclusive, if the minimum of 2,500 gallons per year is not met.
(2)	The minimum (2,500 gallons per year) is deemed to have been satisfied through December 31, 2022.

For no further cash consideration, Black Bird was granted the rights to use the “MiteXstream” trademark and the “Harnessing the Power of Water” trademark. The disinterested Directors of our company unanimously approved the MiteXstream Agreement.

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Item 3.02 Unregistered Sales of Equity Securities.

Promissory Note. (a) Securities Sold. Effective February 3, 2021, we issued a $121,000 face amount promissory note, with OID of $15,000, to SEH, which promissory note bears interest at 9% per annum, with principal and interest payable in eight equal monthly payments of $15,125 beginning in August 2021. We have the right to repay such promissory note at any time. (b) Underwriter or Other Purchasers. Such promissory note was issued to SE Holdings, LLC. (c) Consideration. Such promissory note was issued in consideration of a cash loan of $106,000. (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(a)(2) thereof. (e) Terms of Conversion or Exercise. Should we default on such promissory note, it becomes convertible into shares of our common stock at a conversion price equal to the lesser of the lowest closing bid price of our commons stock for the trading day immediately preceding either (a) the delivery of a notice of default, (b) the delivery of a notice of conversion resulting from such default or (c) the issue date of such promissory note.

Common Stock. (a) Securities Sold. On February 3, 2021, 2,000,000 shares of common stock were issued. (b) Underwriter or Other Purchasers. Such shares of common stock were issued to SE Holdings, LLC. (c) Consideration. Such shares of common stock were issued as a commitment fee pursuant to the SPA, which shares were valued at $0.0462 per share, or $92,400, in the aggregate. (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(a)(2) thereof, as a transaction not involving a public offering.

Item 8.01 Other Events.

On February 8, 2021, we issued the press release reproduced below:

* * * START PRESS RELEASE * * *

Digital Development Obtains Exclusive Worldwide Distribution Rights and 80% Reduction in Royalty Rate to Disruptive EPA Registered Plant-Based Biopesticide MiteXstream

FLOWER MOUND, TX, February 8th, 2021 - Digital Development Partners, Inc. (OTC PINK: DGDM) ("DGDM" or the "Company"), the manufacturer of Grizzly Creek Naturals CBD products ("Grizzly Creek") announces it has obtained the exclusive worldwide distribution rights and an 80% reduction in the royalty rate to the disruptive plant-based biopesticide MiteXstream, an effective eradicator of spider mites, a pest that destroys crops, especially cannabis, hops, coffee, and house plants, as well as molds and mildew.

Spider Mites are an industry wide issue. In fact, in addition to cannabis, spider mites are a significant pest in the production of hemp and hops, among other agricultural products.  MiteXstream eliminates spider mites and their eggs, with no risk of plant damage. Based upon independent lab testing, users of MiteXstream are able to treat their cannabis plants through the day of harvest and still satisfy state-level pesticide testing standards, creating a tremendous competitive advantage, the MiteXstream secret sauce!

Fabian G. Deneault, President of Digital Development, stated, "The original arrangement with related party Touchstone Enviro Solutions, Inc. was made under vastly different circumstances. The additional rights, reduction in royalty rate and recent EPA registration of MiteXstream have created a tremendous financial opportunity for our Company."

ABOUT MITEXSTREAM

Plant-based MiteXstream treats spider mites and other pests and outbreaks of mold and mildew through the day of harvest without state testing failures - that is MiteXstream's disruptive competitive advantage. In fact, the Company continues to believe that, due to MiteXstream's efficacy, the Company will become a Major Cannabis Innovator in the minds of industry players. MiteXstream provides a superior cost-benefit on valuable crops throughout the entire grow cycle.

ABOUT DGDM

DGDM manufactures and sells CBD products, including CBD Oils, gummies and pet treats, and Through its subsidiary Black Bird Potentials, DGDM manufactures and sells CBD products, including CBD Oils, gummies and pet treats, and CBD-infused personal care products, as well as hand sanitizer gel and spray products. In addition, Black Bird is a licensed grower of industrial hemp under the Montana Hemp Pilot Program. Black Bird is the exclusive distributor in the U. S. and Canada for MiteXstream, an EPA-certified plant-based biopesticide effective in the eradication of spider mites, a pest that destroys crops, especially cannabis, hops, coffee and house plants, as well as molds and mildew. For more information please visit:

Web: https://www.digitaldevelopmentpartners.com/ and

Twitter: https://twitter.com/DGDMCorporate

Notice Regarding Forward-Looking Statements

This news release contains forward-looking information including statements that include the words "believes," "expects," "anticipate," or similar expressions. Such forward looking-statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the company to differ materially from those expressed or implied by such forward-looking statements. In addition, description of anyone's past success, either financial or strategic, is no guarantee of future success. This news release speaks as of the date first set forth above and the company assumes no responsibility to update the information included herein for events occurring after the date hereof. Information concerning these and other factors can be found in the company's filings with the SEC, including its Forms 10-K, 10-Q, and 8-K, which can be obtained on the SEC's website at http://www.sec.gov.

* * * END OF PRESS RELEASE * * *

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	9% Promissory Note in favor of SE Holdings, LLC
10.1	Securities Purchase Agreement between Registrant and SE Holdings, LLC.
10.2	Manufacturing, Sales and Distribution License Agreement between Black Bird Potentials Inc., a Wyoming corporation, a subsidiary of Registrant, and Touchstone Enviro Solutions, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

DIGITAL DEVELOPMENT PARTNERS, INC.

Date: February 8, 2021.	By:	/s/ FABIAN G. DENEAULT
Fabian G. Deneault
President

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